Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									November 18, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden California Municipal Fund
		File Nos. 002-91215 and 811-04024

	On behalf of the Dryden California Municipal Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.


 Very truly yours,
 /s/ Grace C.Torres
  Grace C. Torres
 Treasurer and Principal
 Financial and Accounting
 Officer